PARTICIPATION AGREEMENT

AMENDMENT NO. 1

       The Participation Agreement, made and entered into as of the 30th day of April, 2001 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) (hereinafter the "Company"), a life insurance company organized as a corporation under the laws of the State of Delaware, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation, do hereby agree to amend the Agreement as follows:
1.	Sun Life Insurance and Annuity Company of New York, an insurance company organized under the laws of New York, is hereby made a party to the Agreement.

2.	The initial introductory paragraph on page 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

       The Participation Agreement, made and entered into as of the 30th day of April, 2001 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, an insurance company organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company") on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

3.	Schedule A is hereby deleted in its entirety and replaced with the following:

Schedule A

Separate Accounts and Associated Contracts

       Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

     Name of Separate Account and                   Form Number and Name of Contract

Date Established by Board of Directors                    Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F       Futurity II Variable and Fixed Annuity Contract

July 13, 1989                                         RP-GR-CONT-98-1

                                                       RP-IND-MVA-98-1

                                                       Futurity III Variable and Fixed Annuity Contract

                                                       RCH-IND-MVA-00-1

                                                       RCH-GR-CERT-00-1

                                                       RCH-INDMVAPR-00-1

                                                       RCH-GRCERT-PR-00-1

                                                       Futurity Focus II Variable and Fixed Annuity Contract

                                                       FII-IND-MVA-00-1

                                                       FII-GR-CERT-00-1

                                                       FII-IND-MVAPR-00-1

                                                       FII-GR-CERTPR-00-1

                                                       Futurity Accolade Variable and Fixed Annuity Contract

                                                       FA-IND-MVA-99-1

                                                       FA-GR-CERT-99-1

                                                       FA-IND-MVAPR-99-1

                                                       FA-GR-CERTPR-99-1

                                                       Futurity Select Four Variable and Fixed Annuity Contract

                                                       RFF-IND-MVA-00-1

                                                       RFF-GR-CERT-00-1

                                                       RFF-INDMVAPR-00-1

                                                       RFF-GRCERT-PR-00-1

Sun Life of Canada (U.S.) Variable Account G         Sun Life Corporate Variable Universal Life Insurance

July 25, 1996                                           Policies

                                                        VUL-COLI-97

                                                         Futurity Corporate Variable Universal Life Insurance

                                                         Policies

                                                         VUL-COLI-97

Sun Life (N.Y.) Variable Account C                     Futurity Accolade NY Variable and Fixed Annuity

October 18, 1985                                        Contract

       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2001.

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                        By:      _________________________________________

                                                 Ronald J. Fernandes

                                                 Vice President, Retirement Products & Services

                                        By:    _________________________________________

                                                Edward M. Shea

                                                Assistant Vice President & Senior Counsel

                                        SUN LIFE INSURANCE AND ANNUITY COMPANY OF

                                        NEW YORK

By:    _________________________________________

                                                 Ronald J. Fernandes

                                                 Vice President, Retirement Products & Services

By:     _________________________________________

                                                  Edward M. Shea

                                                  Assistant Vice President & Senior Counsel

                                         RYDEX VARIABLE TRUST

                                         By:    _________________________________________

                                         RYDEX DISTRIBUTORS, INC.

                                         By:   _________________________________________

J/GC/Lawdept/Mmurphy2001/VITs/Rydex. Part Agree Amend No. 1 (9.1.01)